Exhibit 99.1

Contact:	Christine Solie
313-845-1746
csolie@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS RECORD $2.9 BILLION IN 2004
Fourth Quarter Earnings of $543 Million Reported

DEARBORN, Mich., January 20, 2005 — Ford Motor Credit Company reported record net income of $2.9 billion in 2004, up $1.1 billion from earnings of $1.8 billion a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $4.4 billion in 2004, compared with $3.0 billion in the previous year. The increase in earnings primarily reflected improved credit loss performance and leasing results.

In the fourth quarter of 2004, Ford Motor Credit’s net income was $543 million, up $73 million from $470 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $859 million in the fourth quarter, compared with $794 million in the previous year. The increase in earnings primarily reflected improved credit loss performance.

“Thanks to good progress on a number of key business drivers, especially credit loss and lease residual performance, we posted record earnings for the second consecutive year,” said Mike Bannister, chairman and CEO. “We expect to generate strong earnings in 2005; however, the record pace of 2004 will not continue.”

On December 31, 2004, Ford Motor Credit’s on-balance sheet receivables totaled $133 billion, compared with $128 billion on
December 31, 2003. Managed receivables were $168 billion, down $7 billion from $175 billion in 2003, primarily reflecting lower retail and operating lease financing.

Ford Motor Credit paid dividends of $900 million during the fourth quarter and $4.3 billion for the full year. On December 31, managed leverage was 13.7 to 1.

Ford Motor Credit Company is one of the world’s largest automotive finance companies and has supported the sale of Ford products since 1959. With more than 16,000 employees, Ford Motor Credit operates in 36 countries and manages $168 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
(in millions)

	Fourth Quarter		Full Year
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,410	$1,638	$5,880	$7,423
Retail	1,154	1,062	4,459	4,296
Interest supplements and other support costs earned from affiliated companies	769	799	3,285	3,347
Wholesale	266	206	871	797
Other	37	51	200	247

Total financing revenue	3,636	3,756	14,695	16,110
Depreciation on vehicles subject to operating leases	(1,227)	(1,444)	(4,909)	(7,009)
Interest expense	(1,371)	(1,403)	(5,333)	(5,831)

Net financing margin	1,038	909	4,453	3,270
Other revenue
Investment and other income related to sales of receivables	420	575	1,930	2,611
Insurance premiums earned, net	49	53	216	232
Other income	245	371	1,041	1,137

Total financing margin and revenue	1,752	1,908	7,640	7,250
Expenses
Operating expenses	575	589	2,142	2,195
Provision for credit losses	298	493	900	1,888
Insurance expenses	20	32	167	211

Total expenses	893	1,114	3,209	4,294

Income from continuing operations before income taxes	859	794	4,431	2,956
Provision for income taxes	334	299	1,648	1,134

Income from continuing operations before minority interests	525	495	2,783	1,822
Minority interests in net income of subsidiaries	1	—	2	2

Income from continuing operations	524	495	2,781	1,820
Income from discontinued/held-for-sale operations	19	30	81	52
Loss on disposal of discontinued/held-for-sale operations	—	(55)	—	(55)

Net income	$543	$470	$2,862	$1,817

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,668	$15,698
Investments in securities	653	611
Finance receivables, net	110,851	105,376
Net investment in operating leases	21,866	23,164
Retained interest in securitized assets	9,166	12,569
Notes and accounts receivable from affiliated companies	1,780	1,983
Derivative financial instruments	6,930	9,842
Assets of discontinued/held-for-sale operations	2,186	1,810
Other assets	6,521	8,082

Total assets	$172,621	$179,135

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Trade, customer deposits, and dealer reserves	$1,645	$1,534
Affiliated companies	819	1,258

Total accounts payable	2,464	2,792
Debt	144,274	149,652
Deferred income taxes, net	7,593	6,352
Derivative financial instruments	911	1,293
Liabilities of discontinued/held-for-sale operations	93	82
Other liabilities and deferred income	5,802	6,471

Total liabilities	161,137	166,642
Minority interests in net assets of subsidiaries	13	19
Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	855	420
Retained earnings	5,474	6,912

Total stockholder’s equity	11,471	12,474

Total liabilities and stockholder’s equity	$172,621	$179,135

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Fourth Quarter		Full Year
Financing Shares	2004	2003	2004	2003
United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	48%	39%	45%	39%
Wholesale	83	84	84	85
Europe
Financing share — Ford
Retail installment and lease	35%	33%	29%	31%
Wholesale	97	99	97	97
Contract Volume — New and used retail/lease (in thousands)
North America Segment
United States	455	406	1,842	1,883
Canada	38	41	172	197

Total North America Segment	493	447	2,014	2,080
International Segment
Europe	192	187	806	836
Other international	70	65	277	279

Total International Segment	262	252	1,083	1,115

Total financing volume	755	699	3,097	3,195

Borrowing Cost Rate**	4.0%	3.9%	3.8%	4.2%
Charge-offs (in millions)
On-Balance sheet
Retail installment & lease	$357	$486	$1,281	$1,718
Wholesale	24	110	43	148
Other	5	10	3	25

Total on-balance sheet charge-offs	$386	$606	$1,327	$1,891

Total Loss-to-receivables Ratios***	1.23%	1.99%	1.10%	1.60%
Managed****
Retail installment & lease	$425	$648	$1,599	$2,361
Wholesale	23	108	43	148
Other	5	10	3	25

Total managed charge-offs	$453	$766	$1,645	$2,534

Total Loss-to-receivables Ratios	1.09%	1.73%	0.97%	1.40%

— — — — —
*	Continuing operations
**	Includes the effect of interest rate swap agreements
***	Includes charge-offs on reacquired receivables
	Total excluding charge-offs on reacquired receivables	1.18%	1.88%	1.04%	1.52%
****	See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Motor Credit’s balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

•	Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet plus charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: retail installment receivables reported on Ford Motor Credit’s balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Motor Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Motor Credit or the claims of Ford Motor Credit’s creditors. Debt reported on Ford Motor Credit’s balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Motor Credit.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation	December 31,
	2004	2003
	(in billions)
Total debt	$144.3	$149.7
Securitized off-balance sheet receivables outstanding*	37.7	49.4
Retained interest in securitized off-balance sheet receivables**	(9.5)	(13.0)
Adjustments for cash and cash equivalents	(12.7)	(15.7)
Adjustments for SFAS No. 133	(3.2)	(4.7)

Total adjusted debt	$156.6	$165.7

Total stockholder’s equity (including minority interest)	$11.5	$12.5
Adjustments for SFAS No. 133	(0.1)	0.2

Total adjusted equity	$11.4	$12.7

Managed leverage (to 1) = adjusted debt / adjusted equity	13.7	13.0
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	12.6	12.0

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
	(in billions)
December 31, 2004
Retail installment	$81.7	$16.7	$98.4
Wholesale	23.8	18.9	42.7
Other finance receivables	5.3	0.0	5.3
Net investment in operating leases	21.9	0.0	21.9

Total net finance receivables and operating leases	$132.7	$35.6	$168.3

December 31, 2003
Retail installment	$77.0	$26.6	$103.6
Wholesale	22.4	20.3	42.7
Other finance receivables	5.9	0.0	5.9
Net investment in operating leases	23.2	0.0	23.2

Total net finance receivables and operating leases	$128.5	$46.9	$175.4

— — — — —
*	Includes securitized funding from discontinued operations
**	Includes retained interest in securitized receivables from discontinued operations